                                                              EXHIBIT (a)(1)(ii)

                               OFFER TO PURCHASE

                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
                     OFFER TO PURCHASE FOR CASH 10,000,000
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE
--------------------------------------------------------------------------------
               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
              ON DECEMBER 18, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To the Holders of Common Shares of
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST:

    Morgan Stanley Dean Witter Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the former name "Allstate Prime Income Trust," is offering to purchase up to 10,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on December 18, 1998. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on December 18, 1998 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on November 6, 1998 was $9.91 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors") by calling (800) 869-NEWS Extension 0 between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See
Section 9.

    The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 10,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 10,000,000 of the tendered Common Shares on a pro rata basis. If more than 10,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 10,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

    If you desire to tender Common Shares, have a brokerage account at Dean Witter Reynolds Inc. ("DWR") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your Morgan Stanley Dean Witter Financial Advisor and request that he or she effect the tender on your behalf. If you elect to tender Common Shares through your Morgan Stanley Dean Witter Financial Advisor, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at DWR or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your Morgan Stanley Dean Witter Financial Advisor, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Morgan Stanley Dean Witter Trust FSB (the "Depositary").

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

    Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Morgan Stanley Dean Witter Trust FSB at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to MSDW Advisors at the telephone number set forth below.

November 18, 1998                         MORGAN STANLEY DEAN WITTER
Morgan Stanley Dean Witter Advisors       PRIME INCOME TRUST
Inc.                                      Depositary:
(800) 869-NEWS                            Morgan Stanley Dean Witter Trust FSB
Extension 0
                                          By Mail:
                                          Morgan Stanley Dean Witter Trust FSB
                                          P.O. Box 984
                                          Jersey City, New Jersey 07303

                                          By Hand Delivery or Courier:
                                          Morgan Stanley Dean Witter Trust FSB
                                          Harborside Financial Center,
                                          Plaza Two
                                          Jersey City, New Jersey 07311
                                          Attn: Morgan Stanley Dean Witter
                                               Prime Income Trust

                                          Telephone:  (800) 869-NEWS
                                                      Extension 0

                               TABLE OF CONTENTS

SECTION                                                      PAGE
--------                                                     -----
     1.  Price; Number of Common Shares....................     4

     2.  Procedure for Tendering Common Shares.............     4

     3.  Early Withdrawal Charge...........................     6

     4.  Withdrawal Rights.................................     7

     5.  Payment for Shares................................     7

     6.  Certain Conditions of the Offer...................     8

     7.  Purpose of the Offer..............................     8

     8.  Plans or Proposals of the Trust...................     9

     9.  Price Range of Common Shares; Dividends...........     9

    10.  Interest of Trustees and Executive Officers;
          Transactions and Arrangements Concerning the
          Common Shares....................................     9

    11.  Certain Effects of the Offer......................    10

    12.  Source and Amount of Funds........................    10

    13.  Certain Information about the Trust...............    10

    14.  Additional Information............................    11

    15.  Certain Federal Income Tax Consequences...........    11

    16.  Extension of Tender Period; Termination;
          Amendments.......................................    11

    17.  Miscellaneous.....................................    12

    18.  Financial Statements--September 30, 1998..........    13

    19.  Financial Statements--September 30, 1997..........    37

    1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 10,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00 A.M., midnight, New York City time, on December 18, 1998 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on November 6, 1998 was $9.91 per Common Share. You can obtain current NAV quotations from Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors") by calling (800) 869-NEWS extension 0 during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

    The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 10,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 10,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 10,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

    On November 6, 1998, there were approximately 210,698,728 Common Shares issued and outstanding and there were approximately 78,062 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

    The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

    2.  PROCEDURE FOR TENDERING COMMON SHARES.

    PROPER TENDER OF COMMON SHARES. If you have a brokerage account at DWR and your Common Shares are not evidenced by certificates in your possession, you may contact your Morgan Stanley Dean Witter Financial Advisor and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your Morgan Stanley Dean Witter Financial Advisor tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your Morgan Stanley Dean Witter Financial Advisor tender your Common Shares or you do not have a brokerage account at DWR or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the

Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase. If you wish to tender your shares on the Expiration Date following the close of business you may do so by calling (201) 938-6499.

    It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

    Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 10b-4.

    SIGNATURE GUARANTEES AND METHOD OF DELIVERY (only applicable if you are a shareholder not tendering Common Shares through your Morgan Stanley Dean Witter Financial Advisors). Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

    Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested DWR to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from DWR containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

    The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, DWR, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 to the Trust must do so in order to avoid backup withholding.

    The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

    For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

    3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to InterCapital on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                       EARLY
                     YEAR OF REPURCHASE              WITHDRAWAL
                       AFTER PURCHASE                  CHARGE
          ----------------------------------------  ------------
          First...................................       3.0%
          Second..................................       2.5%
          Third...................................       2.0%
          Fourth..................................       1.0%
          Fifth and following.....................       0.0%

    The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

    4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by DWR, you may withdraw by contacting your Morgan Stanley Dean Witter Financial Advisor and instructing him or her to withdraw such Common Shares, or by calling (201) 938-6499 on the Expiration Date following the close of business. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:01 A.M., New York City time, on January 15, 1999.

    To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, DWR, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

    5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

    Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through DWR, payment for Common Shares will be deposited directly to your DWR brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested DWR to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from DWR containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

    Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

    6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

    The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

    If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

    7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

    9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on November 6, 1998 was $9.91. You can obtain current NAV quotations from MSDW Advisors by calling (800) 869-NEWS extension 0 or by calling (201) 938-6499 on the Expiration Date following the close of business. The Trust offers and sells its Common Shares to the public on a continuous basis through Morgan Stanley Dean Witter Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

    10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of November 6, 1998 the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

    Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the forty business day period prior to the date hereof.

    Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    The Trust is a party to a Hold Harmless Agreement with DWR pursuant to which DWR indemnifies the Trust from any loss it may suffer as a result of the use of DWR to effect a tender or withdrawal of Common Shares on behalf of its customers.

    The Trust and the Depositary have entered into a Depositary Agreement dated as of November 6, 1998, pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

    The Trust currently is a party to an Investment Advisory Agreement with MSDW Advisors (the "Advisor") under which the Trust accrues daily and pays monthly to the Advisor an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million, and 0.85% of the portion of average daily net assets over $500 million but not exceeding $1.5 billion and 0.825% of the portion of the average daily net assets over $1.5 billion. The Trust also is a party to an Administration Agreement with Morgan Stanley Dean Witter Services Company, Inc., a wholly-owned subsidiary of MSDW Advisors (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of 0.25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

    11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 10,000,000 Common Shares pursuant to the Offer will be approximately $99,100,000 (assuming a NAV of $9.91 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

    13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust," on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to "Prime Income Trust" effective March 1, 1993 and then to "Morgan Stanley Dean Witter Prime Income Trust," effective June 22, 1998. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major United States bank ("Prime Rate"), the London Inter-Bank Offered Rate, the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major United States banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

    The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

    The principal executive offices of the Trust are located at Two World Trade Center, New York, N.Y. 10048.

    Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

    14. ADDITIONAL INFORMATION. The Trust has filed a statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549 and 75 Park Place, New York, New York 10007. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

    The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend," the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender.

    16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any

Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York Citytime on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

    If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

    17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Dean Witter Reynolds Inc.

                                          Morgan Stanley Dean Witter Prime
                                          Income Trust

November 18, 1998

18.  FINANCIAL STATEMENTS--SEPTEMBER 30, 1998

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         SENIOR COLLATERIZED TERM LOANS (a)(b) (88.4%)
         ACCIDENT & HEALTH INSURANCE (0.2%)
$  2,500 BRW Acquisition Inc...................................................      8.19%        07/10/06  $    2,500,475
   2,500 BRW Acquisition Inc...................................................       8.44        07/10/07       2,500,475
                                                                                                            --------------
                                                                                                                 5,000,950
                                                                                                            --------------
         AEROSPACE (1.1%)
  11,250 Fairchild Holding Corp................................................   8.63 to 8.69    06/18/04      11,251,744
   9,800 Tri-Star Aerospace Co.................................................       7.75        09/30/03       9,802,744
                                                                                                            --------------
                                                                                                                21,054,488
                                                                                                            --------------
         AIR FREIGHT/DELIVERY SERVICES (1.2%)
   8,480 Atlas Freighter Leasing II, Inc.......................................       7.91        05/29/04       8,482,936
   5,063 Evergreen International Aviation, Inc.................................       8.69        05/31/02       5,062,703
   9,649 First Security Bank, National Association as Owner Trustee............       8.69        05/07/03       9,651,107
                                                                                                            --------------
                                                                                                                23,196,746
                                                                                                            --------------
         AIRCRAFT & AEROSPACE (1.8%)
   8,619 Erickson Air-Crane Co., L.L.C.........................................  9.13 to 10.50    12/31/04       8,619,440
  14,963 Nortek Aviation Support Inc...........................................   8.75 to 8.81    07/01/05      14,965,448
  11,796 Western Sky Industries Inc............................................       8.04        07/31/03      11,797,780
                                                                                                            --------------
                                                                                                                35,382,668
                                                                                                            --------------
         APPAREL (0.1%)
   1,613 London Fog Industries, Inc. (c).......................................      10.00        02/27/03       1,613,132
                                                                                                            --------------
         AUTO PARTS (0.9%)
  18,000 Federal Mogul Corp....................................................   7.82 to 7.88    12/31/05      18,001,674
                                                                                                            --------------
         AUTO PARTS - ORIGINAL EQUIPMENT (1.8%)
  10,000 Accuride Corp.........................................................       7.69        01/21/06      10,001,200
  10,000 American Axle & Manufacturing, Inc....................................       8.19        04/30/06      10,001,700
  15,501 AP Automotive Systems, Inc............................................   8.50 to 8.69    12/19/05      15,506,510
                                                                                                            --------------
                                                                                                                35,509,410
                                                                                                            --------------
         AUTOMOTIVE AFTERMARKET (0.6%)
  12,564 CSK Auto, Inc.........................................................   7.44 to 9.25    10/31/03      12,567,139
                                                                                                            --------------
         BREWERS (0.9%)
   3,317 The Stroh Brewery Co..................................................       8.56        06/30/01       3,317,868
   2,505 The Stroh Brewery Co. (Revolver)......................................       8.63        06/30/01       2,505,076
  12,508 The Stroh Brewery Co..................................................       9.06        06/30/03      12,512,477
                                                                                                            --------------
                                                                                                                18,335,421
                                                                                                            --------------
         BROADCASTING (0.6%)
  12,391 Latin Communications, Inc.............................................      13.25        02/28/04      12,391,305
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         BROADCAST MEDIA (3.3%)
$ 10,000 Black Entertainment Television Inc....................................      7.69%        06/30/06  $   10,002,800
  19,950 Capstar Media Broadcasting Partners...................................       8.13        05/31/05      19,951,397
   6,400 Chancellor Media Corp.................................................       6.25        06/30/05       6,400,551
   1,288 Chancellor Media Corp. (Revolver).....................................   6.25 to 8.50    06/30/05       1,288,156
  20,000 Sinclair Broadcast Group..............................................   7.16 to 7.20    09/15/05      20,000,399
   7,500 Spartan Communications, Inc...........................................       8.95        06/30/05       7,500,000
                                                                                                            --------------
                                                                                                                65,143,303
                                                                                                            --------------
         BUILDING MATERIALS (0.8%)
   6,000 Dayton Superior Corp..................................................       8.44        09/29/05       6,002,520
   9,943 Falcon Building Products, Inc.........................................       8.38        06/30/05       9,943,155
                                                                                                            --------------
                                                                                                                15,945,675
                                                                                                            --------------
         BUSINESS PUBLISHING (0.9%)
  18,981 Advanstar Communications, Inc.........................................       7.88        04/30/05      18,981,569
                                                                                                            --------------
         BUSINESS SERVICES (1.8%)
   5,000 Bridge Information Systems............................................       8.44        05/29/03       5,000,150
  15,000 Bridge Information Systems............................................       8.69        05/29/05      15,000,351
  15,000 United Rentals Inc....................................................       7.56        06/30/05      15,001,200
                                                                                                            --------------
                                                                                                                35,001,701
                                                                                                            --------------
         CABLE TELEVISION (1.7%)
   5,895 Cable Systems International,
           Inc.................................................................       8.69        12/31/02       5,895,059
   9,975 Charter Communications Entertainment I, L.P...........................  8.38 to 10.00    12/31/04       9,975,200
   8,499 Falcon Cable Communications...........................................   7.31 to 7.70    12/31/07       8,501,888
   9,564 Supercanal Holdings S.A. (Argentina) (c)..............................      10.13        10/12/02       9,567,962
                                                                                                            --------------
                                                                                                                33,940,109
                                                                                                            --------------
         CHEMICALS - DIVERSIFIED (0.5%)
   3,846 Lyondell Petrochemical Co.............................................       7.53        06/30/99       3,817,731
   6,154 Lyondell Petrochemical Co.............................................       7.69        06/30/00       6,109,477
                                                                                                            --------------
                                                                                                                 9,927,208
                                                                                                            --------------
         COAL MINING (1.7%)
   6,487 Alliance Coal Corp....................................................       8.57        12/31/02       6,487,302
  13,385 P&L Coal Holdings Corp................................................   7.88 to 8.13    06/30/06      13,391,486
  14,963 Quaker Coal Company Inc...............................................       8.84        06/30/06      14,971,178
                                                                                                            --------------
                                                                                                                34,849,966
                                                                                                            --------------
         COMMUNICATIONS - EQUIPMENT & SOFTWARE (1.3%)
   5,001 Channel Master, Inc...................................................       8.69        10/10/05       5,000,349
   4,964 Dynatech Corp.........................................................   7.81 to 9.75    03/31/05       4,964,680

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
$  4,964 Dynatech Corp.........................................................  8.06 to 10.00%   03/31/06  $    4,964,680
   4,964 Dynatech Corp.........................................................  8.31 to 10.25    03/31/07       4,964,680
   5,965 Telex Communications, Inc.............................................       8.69        11/06/04       5,967,413
                                                                                                            --------------
                                                                                                                25,861,802
                                                                                                            --------------
         COMPUTERS - SERVICES (0.7%)
  14,851 DecisionOne Corp......................................................   8.32 to 8.82    08/07/04      14,858,113
                                                                                                            --------------
         CONSUMER SPECIALITIES (1.2%)
   8,391 Amscan Holdings, Inc..................................................   7.69 to 7.88    12/31/04       8,394,751
   6,710 Renters Choice Inc....................................................       8.13        01/31/06       6,710,157
   8,201 Renters Choice Inc....................................................       8.38        01/31/07       8,201,122
                                                                                                            --------------
                                                                                                                23,306,030
                                                                                                            --------------
         CONSUMER SUNDRIES (1.6%)
   6,602 Chattem, Inc..........................................................       8.88        02/14/04       6,602,395
     308 Corning Consumer Products Co..........................................   7.28 to 7.38    04/09/05         309,126
  16,000 Corning Consumer Products Co..........................................       7.53        10/09/06      16,001,920
   9,212 The Boyds Collection, Ltd.............................................   7.75 to 7.94    04/21/06       9,212,844
                                                                                                            --------------
                                                                                                                32,126,285
                                                                                                            --------------
         CONTAINERS/PACKAGING (0.9%)
   5,432 Graham Packaging Co...................................................       8.13        01/31/06       5,432,455
   7,394 Graham Packaging Co...................................................   8.38 to 8.56    01/31/07       7,394,410
   4,786 MPC Packaging Corp....................................................       8.06        05/30/04       4,786,687
                                                                                                            --------------
                                                                                                                17,613,552
                                                                                                            --------------
         CONVENIENCE STORES (0.6%)
   4,950 Caribbean Petroleum, L.P..............................................       8.63        09/30/05       4,950,149
   7,009 Cumberland Farms, Inc. (Participation Merrill Lynch & Co., Inc.)
           (d).................................................................       9.00        12/31/98       7,009,096
                                                                                                            --------------
                                                                                                                11,959,245
                                                                                                            --------------
         DEPARTMENT STORES (0.6%)
  12,500 Tuesday Morning Corp..................................................       8.68        12/29/04      12,500,750
                                                                                                            --------------
         DIVERSIFIED MANUFACTURING (0.4%)
   4,020 Werner Holding Co., Inc...............................................       8.25        11/30/04       4,025,654
   4,913 Werner Holding Co., Inc...............................................       8.50        11/30/05       4,920,146
                                                                                                            --------------
                                                                                                                 8,945,800
                                                                                                            --------------
         DRUG STORE CHAIN (0.6%)
   9,950 Duane Reade, Inc......................................................       8.38        02/13/05       9,950,697
   1,250 Duane Reade, Inc......................................................       8.38        02/15/06       1,250,113
                                                                                                            --------------
                                                                                                                11,200,810
                                                                                                            --------------
         EDUCATION (0.5%)
   9,352 Childrens Discovery Centers of America................................      10.63        06/30/05       9,351,563
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         ELECTRIC UTILITIES (0.7%)
$ 15,000 AES Edelap Funding Co.................................................      8.13%        06/29/99  $   15,000,900
                                                                                                            --------------
         FINANCE (3.5%)
  13,000 Blackstone Capital Company II, L.L.C..................................       9.06        05/31/99      13,001,820
  36,750 Mafco Holdings, Inc...................................................       9.22        04/28/00      36,757,718
   7,403 Mafco Finance Corp. (Revolver)........................................  8.88 to 11.00    04/28/00       7,402,996
  13,000 Wasserstein/C & A Holdings, L.L.C.....................................       9.00        05/31/99      13,005,200
                                                                                                            --------------
                                                                                                                70,167,734
                                                                                                            --------------
         FOOD DISTRIBUTORS (0.6%)
  12,500 Leon's Bakery, Inc....................................................       8.63        06/03/05      12,506,375
                                                                                                            --------------
         FOOD SERVICES (0.5%)
   6,588 Volume - Services, Inc................................................       8.75        12/31/02       6,590,440
   3,294 Volume - Services, Inc................................................       9.25        12/31/03       3,295,004
                                                                                                            --------------
                                                                                                                 9,885,444
                                                                                                            --------------
         FOODS & BEVERAGES (1.9%)
   7,467 Eagle Family Foods, Inc...............................................       7.57        12/31/05       7,468,604
   8,472 Favorite Brands International,
           Inc.................................................................       8.50        05/19/05       8,475,140
   9,975 Formax Inc............................................................       8.44        06/30/05       9,975,299
  11,080 Specialty Foods Corp..................................................       9.50        01/31/00      11,080,978
                                                                                                            --------------
                                                                                                                37,000,021
                                                                                                            --------------
         FUNERAL SERVICES (1.0%)
   4,889 Prime Succession, Inc.................................................   8.44 to 8.50    08/01/03       4,891,517
   4,889 Prime Succession, Inc. (Participation: Goldman Sachs & Co.) (d).......   8.44 to 8.50    08/01/03       4,891,517
   9,734 Rose Hills Co.........................................................   8.44 to 8.56    12/01/03       9,740,857
                                                                                                            --------------
                                                                                                                19,523,891
                                                                                                            --------------
         GAS - TRUCK STOP (0.3%)
   6,457 Petro Stopping Centers, L.P...........................................       8.31        09/30/03       6,457,943
                                                                                                            --------------
         GLASS - PRODUCTS (0.2%)
   2,500 Safelite Glass Corp...................................................       7.35        12/23/04       2,500,225
   2,500 Safelite Glass Corp...................................................       7.60        12/23/05       2,500,225
                                                                                                            --------------
                                                                                                                 5,000,450
                                                                                                            --------------
         HEALTH CARE DIVERSIFIED (1.3%)
  17,500 Integrated Health Service, Inc........................................       7.44        12/31/04      17,506,300
   4,000 Magellan Health Services, Inc.........................................       8.09        02/12/05       4,000,560

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
$  4,000 Magellan Health Services, Inc.........................................      8.34%        02/12/06  $    4,000,560
                                                                                                            --------------
                                                                                                                25,507,420
                                                                                                            --------------
         HOSPITAL/NURSING MANAGEMENT (3.6%)
   7,123 Community Health Systems,
           Inc.................................................................       8.38        12/31/03       7,123,501
   7,123 Community Health Systems,
           Inc.................................................................       8.88        12/31/04       7,123,501
   5,342 Community Health Systems,
           Inc.................................................................       9.13        12/31/05       5,342,626
   4,455 GEAC/Multicare Co., Inc...............................................   8.22 to 8.41    09/30/04       4,456,096
   1,481 GEAC/Multicare Co., Inc...............................................       8.69        06/01/05       1,481,813
   5,459 Genesis Health Ventures, Inc..........................................   8.31 to 8.44    09/30/04       5,459,650
   5,445 Genesis Health Ventures, Inc..........................................   8.56 to 8.69    06/01/05       5,445,904
   5,353 Paracelsus Healthcare Corp............................................       7.84        03/31/03       5,353,762
   8,000 Paracelsus Healthcare Corp............................................       8.09        03/31/04       8,000,640
  21,167 Ventas Bridge Loan....................................................       8.34        10/30/99      21,168,572
                                                                                                            --------------
                                                                                                                70,956,065
                                                                                                            --------------
         HOTELS/RESORTS (4.2%)
  20,000 Florida Panthers Holdings, Inc........................................       8.75        12/15/98      20,006,400
  10,500 Meristar Hospitality Operating Partners...............................       7.69        01/31/04      10,502,625
   3,529 Patriot American Hospitality
           Inc.................................................................       7.99        03/31/99       3,530,859
   3,971 Patriot American Hospitality
           Inc.................................................................       7.99        03/31/00       3,972,216
  14,994 Patriot American Hospitality
           Inc.................................................................   8.24 to 9.25    03/31/03      14,999,595
   2,892 Premier Parks Inc.....................................................       8.00        03/31/06       2,892,470
   8,608 Six Flag Theme Parks, Inc.............................................       8.50        11/30/04       8,607,990
  20,000 Starwood Hotels & Resorts Worldwide, Inc..............................       8.34        02/23/03      20,002,800
                                                                                                            --------------
                                                                                                                84,514,955
                                                                                                            --------------
         HOUSEHOLD APPLIANCES (0.7%)
  14,925 Coinmach Corp.........................................................       8.06        06/30/05      14,926,194
                                                                                                            --------------
         HOUSEHOLD FURNISHINGS & APPLIANCES (1.1%)
  13,941 Pillowtex Corp........................................................   7.82 to 7.94    12/31/04      13,943,693
   3,019 Sealy Mattress Co.....................................................       8.25        12/15/04       3,020,964
   2,175 Sealy Mattress Co.....................................................       8.50        12/15/05       2,175,633
   2,779 Sealy Mattress Co.....................................................       8.75        12/15/06       2,780,094
                                                                                                            --------------
                                                                                                                21,920,384
                                                                                                            --------------
         INSURANCE BROKERS/SERVICES (0.4%)
   7,363 Acordia, Inc..........................................................       8.13        12/31/04       7,363,221
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         MANUFACTURER CONSUMER & INDUSTRIAL PRODUCTS (0.7%)
$ 15,000 Hexcel Corp...........................................................      7.63%        09/14/05  $   15,000,900
                                                                                                            --------------
         MANUFACTURING (2.0%)
   5,672 Alliance Gaming Corp..................................................   8.44 to 8.56    01/31/05       5,677,777
   2,263 Alliance Gaming Corp..................................................   8.75 to 8.81    07/31/05       2,265,157
   7,564 Arena Brands, Inc.....................................................   8.88 to 9.38    06/01/02       7,567,617
     601 Arena Brands, Inc (Revolver)..........................................  8.88 to 10.75    06/01/02         601,202
   6,647 Chatham Technologies, Inc.............................................       8.13        08/18/03       6,647,372
   7,939 Chatham Technologies, Inc.............................................       8.63        08/18/05       7,939,152
   9,895 Desa International, Inc...............................................   8.31 to 8.38    11/26/04       9,901,465
                                                                                                            --------------
                                                                                                                40,599,742
                                                                                                            --------------
         MANUFACTURING - APPAREL (1.1%)
  15,000 Sun Apparel, Inc......................................................       8.13        09/30/04      15,001,050
   6,111 The William Carter Co.................................................   8.16 to 8.25    10/30/03       6,113,507
                                                                                                            --------------
                                                                                                                21,114,557
                                                                                                            --------------
         MANUFACTURING - DIVERSIFIED INDUSTRIES (1.9%)
   8,042 Adience, Inc. and Refraco Holdings, Ltd...............................       8.56        04/15/05       8,042,036
   1,990 Adience, Inc. and Refraco Holdings, Ltd...............................       8.81        07/30/05       1,990,159
  10,857 Adience, Inc. and Refraco Holdings, Ltd...............................       9.31        10/15/05      10,858,446
   6,930 Doskocil Manufacturing Co.............................................       8.13        09/30/04       6,930,208
   3,700 Eagle-Picher Industries, Inc..........................................       8.16        08/31/05       3,700,444
   5,550 Eagle-Picher Industries, Inc..........................................       8.41        08/31/06       5,550,666
                                                                                                            --------------
                                                                                                                37,071,959
                                                                                                            --------------
         MEDICAL ELECTRONICS (0.5%)
   2,455 Medical Specialties Group, Inc........................................  8.88 to 11.00    06/30/01       2,454,617
   7,136 Medical Specialties Group, Inc........................................  9.63 to 11.75    06/30/04       7,136,577
                                                                                                            --------------
                                                                                                                 9,591,194
                                                                                                            --------------
         MEDICAL SPECIALTIES (1.0%)
   3,044 Alaris Medical Systems, Inc...........................................       8.19        11/01/03       3,044,145
   3,044 Alaris Medical Systems, Inc...........................................       8.19        11/01/04       3,044,145
   4,782 Alaris Medical Systems, Inc...........................................   8.06 to 8.19    05/01/05       4,783,241
   2,942 Dade International, Inc...............................................   7.69 to 7.75    12/31/02       2,942,502
   2,942 Dade International, Inc...............................................   7.69 to 7.75    12/31/03       2,942,608
   2,643 Dade International, Inc...............................................       7.69        12/31/04       2,644,038
                                                                                                            --------------
                                                                                                                19,400,679
                                                                                                            --------------
         MEDICAL/NURSING SERVICES (2.3%)
   1,985 Alliance Imaging, Inc.................................................   8.04 to 8.25    12/18/03       1,986,057
   4,963 Alliance Imaging, Inc.................................................       8.07        06/18/04       4,964,932
   8,412 Alliance Imaging, Inc.................................................       9.75        12/18/04       8,411,765

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
$  3,741 FHC Health System Inc.................................................      8.09%        04/30/05  $    3,741,186
   3,741 FHC Health System Inc.................................................       8.34        04/30/06       3,741,186
   9,818 Interim Healthcare, Inc...............................................       8.44        02/29/04       9,818,594
   3,670 Interim Healthcare, Inc...............................................       8.69        02/28/05       3,670,040
   9,900 SMT Health Services, Inc..............................................   8.13 to 8.31    08/31/03       9,900,687
                                                                                                            --------------
                                                                                                                46,234,447
                                                                                                            --------------
         MOTOR VEHICLE (0.2%)
   4,250 Asbury Automotive Texas Holdings......................................       9.44        03/31/05       4,250,085
                                                                                                            --------------
         MOVIES/ENTERTAINMENT (1.9%)
   7,500 MGM Studios, Inc......................................................       8.19        03/31/06       7,502,775
  10,000 Panavision Inc........................................................   8.13 to 8.25    03/31/05      10,004,140
   2,353 Regal Cinemas Inc.....................................................       7.88        05/27/06       2,354,024
   2,647 Regal Cinemas Inc.....................................................       8.13        05/27/07       2,648,250
   6,000 United Artists Theatre Co.............................................   8.31 to 8.38    04/21/06       6,007,052
   9,000 United Artists Theatre Co.............................................   8.56 to 8.63    04/21/07       9,010,577
                                                                                                            --------------
                                                                                                                37,526,818
                                                                                                            --------------
         NEWSPAPERS (0.2%)
   4,975 21st Century Newspapers, Inc..........................................       7.88        09/15/05       4,975,149
                                                                                                            --------------
         OFFICE EQUIPMENT & SUPPLIES (1.0%)
  20,000 US Office Products Co.................................................       8.19        06/09/06      20,001,400
                                                                                                            --------------
         OIL RELATED (1.3%)
  15,000 Plains All American Inc...............................................       8.69        06/30/05      15,002,700
  10,000 US Synthetic Corp.....................................................       8.53        05/31/05      10,024,810
                                                                                                            --------------
                                                                                                                25,027,510
                                                                                                            --------------
         OTHER METALS/MINERALS (1.2%)
   8,978 Calciner Industries Inc...............................................   8.76 to 8.83    06/25/08       8,988,441
  15,000 U.S. Silica Corp......................................................       8.13        06/30/06      15,000,750
                                                                                                            --------------
                                                                                                                23,989,191
                                                                                                            --------------
         PACKAGED FOODS (0.2%)
   3,492 Southern Foods Group, L.P.............................................   8.44 to 8.63    03/04/06       3,492,684
                                                                                                            --------------
         PAPER (2.2%)
  12,405 Alabama Pine Pulp Co., Inc. (e).......................................      10.25        12/31/02      10,544,581
   9,262 Alabama River Newsprint Co. (Participation: Toronto Dominion Bank)
           (d).................................................................   7.38 to 7.63    12/31/02       8,675,748
   9,925 Bear Island Paper Co., L.L.C..........................................       8.59        12/31/05       9,929,367
   2,828 Crown Paper Co. (Revolver)............................................   8.25 to 8.38    08/22/02       2,829,908
   1,285 Crown Paper Co. (Revolver)............................................  8.25 to 10.00    08/22/02       1,285,995
   9,715 Crown Paper Co........................................................   9.00 to 9.13    08/22/03       9,722,893
                                                                                                            --------------
                                                                                                                42,988,492
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         PHARMACEUTICALS (0.2%)
$  4,988 Roberts Pharmaceuticals Corp..........................................      7.81%        06/30/03  $    4,987,899
                                                                                                            --------------
         PHOTOGRAPHY - IMAGING (0.4%)
   8,000 PCA International Inc.................................................   8.41 to 8.44    08/25/05       8,002,240
                                                                                                            --------------
         PLASTICS (0.8%)
   7,649 Jet Plastica Industries, Inc..........................................   8.00 to 8.19    12/31/02       7,648,947
   9,005 Jet Plastica Industries, Inc..........................................       8.50        12/31/04       9,005,676
                                                                                                            --------------
                                                                                                                16,654,623
                                                                                                            --------------
         PRINTED CIRCUIT BOARDS (0.8%)
   9,000 Details, Inc..........................................................       8.04        04/22/05       9,001,080
   2,989 Viasystems Group, Inc.................................................       8.35        03/31/04       2,990,721
   2,466 Viasystems Group, Inc.................................................       8.69        06/30/04       2,466,624
   1,500 Viasystems Group, Inc.................................................       9.19        06/30/05       1,500,405
                                                                                                            --------------
                                                                                                                15,958,830
                                                                                                            --------------
         PUBLISHING (3.5%)
  10,931 Cygnus Publishing, Inc................................................       8.44        06/05/05      10,936,060
   8,880 HMV Media Group PLC...................................................       8.34        02/25/06       8,884,174
   6,120 HMV Media Group PLC...................................................       8.84        08/25/06       6,122,815
   9,975 The Sheridan Group, Inc...............................................       8.69        01/30/05       9,975,599
   3,327 Von Hoffman Press, Inc................................................       7.56        05/30/04       3,327,052
  10,801 Von Hoffman Press, Inc................................................       7.56        05/30/05      10,801,757
  20,000 Ziff Davis Inc........................................................       7.44        03/31/06      20,006,000
                                                                                                            --------------
                                                                                                                70,053,457
                                                                                                            --------------
         RAILROADS (0.2%)
   4,000 Transportacion Ferroviaria Mexicana, S.A. de C.V......................       9.69        12/23/02       4,000,160
                                                                                                            --------------
         RECREATIONAL PRODUCTS/TOYS (0.7%)
   7,210 Ritvik Toys, Inc......................................................       9.19        02/08/03       7,211,443
   7,210 Ritvik Toys, Inc......................................................       9.69        02/08/04       7,211,298
                                                                                                            --------------
                                                                                                                14,422,741
                                                                                                            --------------
         RESTAURANTS (0.5%)
   9,238 Shoney's, Inc.........................................................  8.85 to 10.75    04/30/02       9,240,915
                                                                                                            --------------
         SCIENTIFIC INSTRUMENTS (0.3%)
   3,192 Fisher Scientific International,
           Inc.................................................................       8.19        01/21/05       3,192,013
   2,209 Fisher Scientific International,
           Inc.................................................................       8.44        10/21/05       2,208,873
                                                                                                            --------------
                                                                                                                 5,400,886
                                                                                                            --------------
         SEMICONDUCTORS (1.0%)
  17,028 Fairchild Semiconductor Corp..........................................   8.07 to 8.19    03/11/03      17,028,692
   3,965 Mitel Corp............................................................       7.75        12/26/03       3,966,996
                                                                                                            --------------
                                                                                                                20,995,688
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         SOFT DRINKS (0.9%)
$  8,581 Snapple/Mistic Beverages, Inc.........................................      8.63%        06/01/04  $    8,585,035
   8,581 Snapple/Mistic Beverages, Inc.........................................       8.88        06/01/05       8,585,485
                                                                                                            --------------
                                                                                                                17,170,520
                                                                                                            --------------
         SPECIALTY CHEMICALS (1.6%)
   3,850 Huntsman Speciality Chemicals Corp....................................       7.81        03/15/04       3,850,308
   3,850 Huntsman Speciality Chemicals Corp....................................       8.06        03/15/05       3,850,308
   6,913 Pioneer America Acquitions Corp.......................................   7.82 to 8.25    12/05/06       6,923,820
   8,200 Pioneer Americas, Inc.................................................   8.63 to 8.82    12/05/06       8,206,437
   8,160 Vining Industries Inc.................................................   8.25 to 8.32    03/31/05       8,161,322
                                                                                                            --------------
                                                                                                                30,992,195
                                                                                                            --------------
         SPECIALTY STEEL (1.0%)
   9,975 ISPAT Inland L.P......................................................       7.63        07/16/05       9,975,299
   9,975 ISPAT Inland L.P......................................................       8.13        07/16/06       9,975,299
                                                                                                            --------------
                                                                                                                19,950,598
                                                                                                            --------------
         SPORTING GOODS (0.7%)
     913 E & S Holdings Corp...................................................       8.08        09/30/03         912,835
   2,875 E & S Holdings Corp. (Revolver).......................................  8.02 to 10.00    09/30/03       2,875,513
   1,828 E & S Holdings Corp...................................................  8.58 to 10.50    09/30/04       1,827,933
   1,828 E & S Holdings Corp...................................................  9.08 to 11.00    09/30/05       1,827,933
   1,052 E & S Holdings Corp...................................................       9.58        09/30/06       1,052,397
     723 Worldwide Sports & Recreation, Inc....................................       8.31        04/26/00         722,455
   4,903 Worldwide Sports & Recreation, Inc....................................       8.81        04/26/01       4,903,706
                                                                                                            --------------
                                                                                                                14,122,772
                                                                                                            --------------
         SUPERMARKETS (0.4%)
   3,110 Star Markets Company, Inc.............................................       8.69        12/31/01       3,110,811
   2,329 Star Markets Company, Inc.............................................       9.19        12/31/02       2,330,163
   2,064 Star Markets Company, Inc.............................................       9.19        12/31/03       2,064,926
                                                                                                            --------------
                                                                                                                 7,505,900
                                                                                                            --------------
         TELECOMMUNICATIONS (0.2%)
     994 MJD Communications, Inc...............................................       8.06        03/31/06         993,746
   3,980 MJD Communications, Inc...............................................  8.31 to 10.25    03/31/07       3,980,313
                                                                                                            --------------
                                                                                                                 4,974,059
                                                                                                            --------------
         TELEPHONE - LONG DISTANCE (0.5%)
   9,925 Access Communications & S.J. Investments, Inc.........................  8.50 to 10.50    12/31/04       9,927,000
                                                                                                            --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
         TEXTILES (1.1%)
$  8,000 Globe Manufacturing Inc...............................................  8.44 to 8.50%    07/31/06  $    8,005,993
   4,566 Joan Fabrics Corp.....................................................       8.38        06/30/05       4,566,436
   2,372 Joan Fabrics Corp.....................................................       8.88        06/30/06       2,372,543
   6,972 Polymer Group, Inc....................................................       8.10        12/20/05       6,972,558
                                                                                                            --------------
                                                                                                                21,917,530
                                                                                                            --------------
         TRANSPORTATION - SHIPPING (1.1%)
   6,342 American Commercial Lines LLC.........................................       8.19        06/30/06       6,342,010
   8,641 American Commercial Lines LLC.........................................       8.44        06/30/07       8,641,364
   7,463 North American Van Lines, Inc.........................................       8.07        03/31/06       7,462,575
                                                                                                            --------------
                                                                                                                22,445,949
                                                                                                            --------------
         TRUCKING (0.5%)
   5,371 MTL Inc...............................................................   7.56 to 7.63    08/28/05       5,371,537
   4,604 MTL Inc...............................................................   7.81 to 7.88    02/28/06       4,604,174
                                                                                                            --------------
                                                                                                                 9,975,711
                                                                                                            --------------
         WHOLESALE DISTRIBUTOR (1.3%)
  14,613 American Marketing Industries, Inc....................................       9.19        11/29/02      14,619,386
   3,940 American Marketing Industries, Inc....................................   9.19 to 9.25    11/30/03       3,941,307
   2,736 American Marketing Industries, Inc....................................   9.19 to 9.25    11/30/04       2,737,083
   4,229 American Marketing Industries, Inc....................................   9.19 to 9.25    11/30/05       4,230,057
                                                                                                            --------------
                                                                                                                25,527,833
                                                                                                            --------------
         WIRE & CABLE (0.6%)
  12,899 International Wire Group, Inc.........................................   7.50 to 9.50    09/30/03      12,903,313
                                                                                                            --------------
         WIRELESS COMMUNICATION (4.1%)
  13,684 Arch Paging Inc.......................................................       9.00        06/30/06      13,684,760
  17,500 CCPR Services Inc.....................................................       8.19        06/30/06      17,505,425
   6,821 Mobilemedia Communications Corp.......................................       8.19        06/30/02       6,822,164
   1,341 Mobilemedia Communications Corp. (Revolver)...........................       8.19        06/30/02       1,341,074
   1,846 Mobilemedia Communications Corp.......................................       8.69        06/30/03       1,846,102
  20,000 Nextel Finance Co.....................................................       8.38        09/30/06      20,001,600
  11,001 Powertel PCS, Inc.....................................................       8.31        12/31/08      11,000,879

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                            COUPON       MATURITY
THOUSANDS                                                                             RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------------
$ 10,000 Sprint Spectrum L.P...................................................  8.38 to 9.05%    12/31/00  $   10,002,857
                                                                                                            --------------
                                                                                                                82,204,861
                                                                                                            --------------

         TOTAL SENIOR COLLATERIZED TERM LOANS
         (IDENTIFIED COST $1,764,957,912).................................................................   1,765,897,898
                                                                                                            --------------

NUMBER OF
  SHARES
----------
            COMMON STOCK (a)(f) (0.1%)
            APPAREL
  129,050   London Fog Industries, Inc. (Restricted)
              (IDENTIFIED COST $2,258,908)...........................................................        1,929,001
                                                                                                       ---------------

NUMBER OF                                                                                       EXPIRATION
WARRANTS                                                                                           DATE
---------                                                                                       ----------
         WARRANT (a)(f) (0.0%)
         APPAREL
         London Fog Industries, Inc.
   7,931   (IDENTIFIED COST $1,722,237).......................................................
                                                                                                 02/27/05           96,000
                                                                                                            --------------

PRINCIPAL
AMOUNT IN                                                                           COUPON       MATURITY
THOUSANDS                                                                            RATE          DATE
---------                                                                        -------------   --------
         SHORT-TERM INVESTMENTS (10.7%)
         COMMERCIAL PAPER (g) (9.2%)
         AUTOMOTIVE - FINANCE (3.9%)
$ 23,000 Ford Motor Credit Co..................................................      5.55%       10/01/98      23,000,000
  21,000 Ford Motor Credit Co..................................................      5.30        10/06/98      20,984,542
  22,000 Ford Motor Credit Co. (h).............................................      5.51        10/16/98      21,949,492
  12,000 General Motors Acceptance Corp........................................      5.56        10/02/98      11,998,146
                                                                                                           --------------
                                                                                                               77,932,180
                                                                                                           --------------
         ENERGY (2.7%)
  54,000 Texaco, Inc. (h)......................................................      5.50        10/19/98      53,851,500
                                                                                                           --------------
         FINANCE - COMMERCIAL (0.8%)
  16,000 C I T Group Holdings Inc..............................................      5.40        10/05/98      15,990,400
                                                                                                           --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                           COUPON       MATURITY
THOUSANDS                                                                            RATE          DATE        VALUE
-------------------------------------------------------------------------------------------------------------------------
         MAJOR CHEMICALS (1.8%)
$ 10,000 Dupont (E.I.) De Nemours & Co.........................................      5.30%       10/07/98  $    9,991,167
  26,000 Dupont (E.I.) De Nemours & Co.........................................      5.51        10/09/98      25,968,164
                                                                                                           --------------
                                                                                                               35,959,331
                                                                                                           --------------

         TOTAL COMMERCIAL PAPER
         (AMORTIZED COST $183,733,411)...................................................................     183,733,411
                                                                                                           --------------

         REPURCHASE AGREEMENT (1.5%)
  29,271 The Bank of New York (dated 09/30/98; proceeds $29,275,403) (i)
           (IDENTIFIED COST $29,271,337).......................................      5.00        10/01/98      29,271,337
                                                                                                           --------------

         TOTAL SHORT-TERM INVESTMENTS
         (IDENTIFIED COST $213,004,748)..................................................................     213,004,748
                                                                                                           --------------

TOTAL INVESTMENTS
(IDENTIFIED COST $1,981,943,805) (J)....................................................   99.2 %   1,980,927,647

CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES..........................................    0.8        15,781,781
                                                                                          ------  ---------------

NET ASSETS..............................................................................  100.0 % $ 1,996,709,428
                                                                                          ------  ---------------
                                                                                          ------  ---------------

---------------------

(a) Valued using fair value procedures - total aggregate value is $1,767,922,899.
(b) Floating rate securities. Interest rates shown are those in effect at September 30, 1998.
(c)  Senior notes.
(d) Participation interests were acquired through the financial institutions indicated parenthetically.
(e)  Non-income producing security; loan in default.
(f)  Non-income producing securities.
(g) Securities were purchased on a discount basis. The interest rates shown have been adjusted to reflect a money market equivalent yield.
(h) All of these securities are segregated in connection with unfunded loan commitments.
(i) Collateralized by $26,807,417 U.S. Treasury Note 5.625% due 05/15/08 valued at $29,856,764.
(j) The aggregate cost for federal income tax purposes approximates identified cost. The aggregate gross unrealized appreciation is $1,215,873 and the aggregate gross unrealized depreciation is $2,232,031, resulting in net unrealized depreciation of $1,016,158.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1998

ASSETS:
Investments in securities, at value
  (identified cost $1,981,943,805)..........................................................  $1,980,927,647
Cash........................................................................................       1,446,951
Receivable for:
    Interest................................................................................      13,059,776
    Shares of beneficial interest sold......................................................       8,947,291
Prepaid expenses and other assets...........................................................         211,311
                                                                                              --------------

     TOTAL ASSETS...........................................................................   2,004,592,976
                                                                                              --------------

LIABILITIES:
Payable for:
    Investment advisory fee.................................................................       1,396,769
    Dividends to shareholders...............................................................         759,415
    Administration fee......................................................................         407,696
Accrued expenses and other payables.........................................................         534,953
Deferred loan fees..........................................................................       4,784,715
Commitments and contingencies (Note 7)......................................................        --
                                                                                              --------------

     TOTAL LIABILITIES......................................................................       7,883,548
                                                                                              --------------

     NET ASSETS.............................................................................  $1,996,709,428
                                                                                              --------------
                                                                                              --------------

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................................................  $2,008,631,657
Net unrealized depreciation.................................................................      (1,016,158)
Dividends in excess of net investment income................................................        (552,409)
Accumulated net realized loss...............................................................     (10,353,662)
                                                                                              --------------

     NET ASSETS.............................................................................  $1,996,709,428
                                                                                              --------------
                                                                                              --------------

NET ASSET VALUE PER SHARE,
  201,526,077 SHARES OUTSTANDING
  (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)...........................................           $9.91
                                                                                              --------------
                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1998

NET INVESTMENT INCOME:

INCOME
Interest......................................................................................  $136,371,569
Facility, amendment and other loan fees.......................................................     4,748,863
Other income..................................................................................       464,840
                                                                                                ------------

     TOTAL INCOME.............................................................................   141,585,272
                                                                                                ------------

EXPENSES
Investment advisory fee.......................................................................    14,434,352
Administration fee............................................................................     4,183,528
Transfer agent fees and expenses..............................................................       803,950
Professional fees.............................................................................       771,174
Facility fees.................................................................................       443,003
Registration fees.............................................................................       410,136
Shareholder reports and notices...............................................................       289,200
Custodian fees................................................................................       100,267
Trustees' fees and expenses...................................................................        19,434
Other.........................................................................................       176,760
                                                                                                ------------

     TOTAL EXPENSES...........................................................................    21,631,804
                                                                                                ------------

     NET INVESTMENT INCOME....................................................................   119,953,468
                                                                                                ------------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized loss.............................................................................   (10,227,863)
Net change in unrealized depreciation.........................................................     2,829,220
                                                                                                ------------

     NET LOSS.................................................................................    (7,398,643)
                                                                                                ------------

NET INCREASE..................................................................................  $112,554,825
                                                                                                ------------
                                                                                                ------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                                         FOR THE YEAR        FOR THE YEAR
                                                                            ENDED               ENDED
                                                                      SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income...............................................  $     119,953,468   $      86,249,515
Net realized gain (loss)............................................        (10,227,863 )         3,073,930
Net change in unrealized depreciation...............................          2,829,220          (3,410,252 )
                                                                      ------------------  ------------------

     NET INCREASE...................................................        112,554,825          85,913,193

Dividends from net investment income................................       (120,722,134 )       (84,598,513 )

Net increase from transactions in shares of beneficial interest.....        660,273,515         403,817,997
                                                                      ------------------  ------------------

     NET INCREASE...................................................        652,106,206         405,132,677

NET ASSETS:
Beginning of period.................................................      1,344,603,222         939,470,545
                                                                      ------------------  ------------------

     END OF PERIOD
    (INCLUDING DIVIDENDS IN EXCESS OF NET INVESTMENT INCOME OF
    $552,409 AND UNDISTRIBUTED NET INVESTMENT INCOME OF $526,876,
    RESPECTIVELY)...................................................  $   1,996,709,428   $   1,344,603,222
                                                                      ------------------  ------------------
                                                                      ------------------  ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1998

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income..............................................................  $      119,953,468
Adjustments to reconcile net investment income to net cash provided by operating activities:
Increase in receivables and other assets related to operations.....................          (5,071,990)
Increase in payables related to operations.........................................             754,088
Net loan fees received.............................................................           5,158,117
Amortization of loan fees..........................................................          (4,748,863)
Accretion of discounts.............................................................             779,503
                                                                                     ------------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES.....................................         116,824,323
                                                                                     ------------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments...........................................................      (1,615,617,814)
Principal repayments/sales of investments..........................................         981,437,783
Net purchases of short-term investments............................................         (27,417,522)
                                                                                     ------------------

     NET CASH USED FOR INVESTING ACTIVITIES........................................        (661,597,553)
                                                                                     ------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold.................................................         731,134,981
Shares tendered....................................................................        (130,137,075)
Dividends from net investment income (net of reinvested dividends of
 $54,381,913)......................................................................         (66,805,964)
                                                                                     ------------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES.....................................         534,191,942
                                                                                     ------------------

NET DECREASE IN CASH...............................................................         (10,581,288)

CASH BALANCE AT BEGINNING OF YEAR..................................................          12,028,239
                                                                                     ------------------

CASH BALANCE AT END OF YEAR........................................................  $        1,446,951
                                                                                     ------------------
                                                                                     ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998

1. ORGANIZATION AND ACCOUNTING POLICIES

Morgan Stanley Dean Witter Prime Income Trust (the "Trust"), formerly Prime Income Trust, is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrower") to enable the Trust to properly value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures, adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for the Senior Loans existed; (2) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (4) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. INVESTMENT ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement with Morgan Stanley Dean Witter Advisors Inc. (the "Investment Advisor"), formerly Dean Witter InterCapital Inc., the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million and 0.85% to the portion of the daily net assets exceeding $500 million. Effective May 1, 1998, the Agreement was amended to reduce the annual fee to 0.825% of the portion of daily net assets exceeding $1.5 billion.

Under the terms of the Agreement, in addition to managing the Trust's investments, the Investment Advisor pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Advisor.

3. ADMINISTRATION AGREEMENT

Pursuant to an Administration Agreement with Morgan Stanley Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 1998 aggregated $1,615,617,814 and $981,192,947, respectively.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

Shares of the Trust are distributed by Morgan Stanley Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 1998, the Investment Advisor has informed the Trust that it received approximately $2,085,000 in early withdrawal charges.

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor and Administrator, is the Trust's transfer agent. At September 30, 1998, the Trust had transfer agent fees and expenses payable of approximately $7,200.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1998 included in Trustees' fees and expenses in the Statement of Operations amounted to $5,577. At September 30, 1998, the Trust had an accrued pension liability of $50,637 which is included in accrued expenses in the Statement of Assets and Liabilities.

5. FEDERAL INCOME TAX STATUS

During the year ended September 30, 1998, the Trust utilized approximately $49,000 of its net capital loss carryover. At September 30, 1998, the Trust had a net capital loss carryover of approximately $62,000 available through September 30, 2004 to offset future capital gains to the extent provided by regulations. Capital losses incurred after October 31 ("post-October" losses) within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $10,246,000 during fiscal 1998.

As of September 30, 1998, the Trust had temporary book/tax differences primarily attributable to post-October losses and permanent book/tax differences attributable to tax adjustments on revolver

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

loans sold by the Trust. To reflect reclassifications arising from the permanent differences, dividends in excess of net investment income was charged and accumulated net realized loss was credited $310,619.

6. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                     SHARES          AMOUNT
                                                                   -----------   --------------
Balance, September 30, 1996......................................   94,535,310   $  944,540,145
Shares sold......................................................   45,281,310      450,176,134
Shares issued to shareholders for reinvestment of dividends......    3,988,872       39,655,716
Shares tendered (four quarterly tender offers)...................   (8,650,509)     (86,013,853)
                                                                   -----------   --------------
Balance, September 30, 1997......................................  135,154,983    1,348,358,142
Shares sold......................................................   73,974,045      735,805,027
Shares issued to shareholders for reinvestment of dividends......    5,468,432       54,381,913
Shares tendered (four quarterly tender offers)...................  (13,071,383)    (129,913,425)
                                                                   -----------   --------------
Balance, September 30, 1998......................................  201,526,077   $2,008,631,657
                                                                   -----------   --------------
                                                                   -----------   --------------

On October 28, 1998, the Trustees approved a tender offer to purchase up to 10 million shares of beneficial interest to commence on November 18, 1998.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

7. COMMITMENTS AND CONTINGENCIES

As of September 30, 1998, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                      UNFUNDED
BORROWER                                                             COMMITMENT
-----------------------------------------------------------------  --------------
Alliance Imaging, Inc............................................  $    4,588,235
Arena Brands, Inc................................................       1,482,167
Chancellor Media Corp............................................       4,312,000
Corning Consumer Products Inc....................................         690,909
Crown Paper Co...................................................       3,598,874
Dade International, Inc..........................................         645,289
E & S Holdings Corp..............................................       3,007,059
Fairchild Holding Corp...........................................       3,750,000
Graham Packaging Co..............................................       3,857,143
Jet Plastica Industries, Inc.....................................       1,945,946
Mafco Finance Corp...............................................       8,347,500
MJD Communications, Inc..........................................       9,006,333
Specialty Foods Corp.............................................       6,392,694
Supercanal Holdings S.A..........................................       8,651,408
Teligent Inc.....................................................      10,000,000
The Stroh Brewery Co.............................................       1,245,000
U.S. Silica Co. (Acquistion).....................................       1,500,000
U.S. Silica Co. (Working Capital)................................       1,500,000
                                                                   --------------
                                                                   $   74,520,557
                                                                   --------------
                                                                   --------------

The total value of securities segregated for unfunded loan commitments were $75,800,992.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                                                              FOR THE
                                                                                                               PERIOD
                                                                                                              NOVEMBER
                                                                                                             30, 1989*
                                              FOR THE YEAR ENDED SEPTEMBER 30,                                THROUGH
                  -----------------------------------------------------------------------------------------  SEPTEMBER
                     1998       1997       1996        1995       1994       1993        1992       1991      30, 1990
-----------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING
PERFORMANCE:

Net asset value,
 beginning of
 period.......... $     9.95  $    9.94  $    9.99  $    10.00  $    9.91  $    9.99  $    10.00  $   10.00  $   10.00
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

Net investment
 income..........       0.71       0.75       0.74        0.82       0.62       0.55        0.62       0.84       0.74
Net realized and
 unrealized gain
 (loss)..........     (0.03)     --         (0.04)        0.01       0.09     (0.08)      (0.01)     --         (0.01)
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

Total from
 investment
 operations......       0.68       0.75       0.70        0.83       0.71       0.47        0.61       0.84       0.73
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

Less dividends
 and
 distributions
 from:
   Net investment
   income........     (0.72)     (0.74)     (0.75)      (0.81)     (0.62)     (0.55)      (0.62)     (0.84)     (0.73)
   Net realized
   gain..........     --         --         --          (0.03)     --         --          --         --         --
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

Total dividends
 and
 distributions...     (0.72)     (0.74)     (0.75)      (0.84)     (0.62)     (0.55)      (0.62)     (0.84)     (0.73)
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

Net asset value,
 end of period... $     9.91  $    9.95  $    9.94  $     9.99  $   10.00  $    9.91  $     9.99  $   10.00  $   10.00
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ----------

TOTAL INVESTMENT
RETURN+..........      7.14%      7.78%      7.25%       8.57%      7.32%      4.85%       6.23%      8.77%      7.57%(1)

RATIOS TO AVERAGE
NET ASSETS:
Expenses.........      1.29%      1.40%      1.46%       1.52%      1.60%      1.45%       1.47%      1.52%      1.48%(2)

Net investment
 income..........      7.17%      7.53%      7.50%       8.11%      6.14%      5.53%       6.14%      8.23%      8.95%(2)

SUPPLEMENTAL DATA:
Net assets, end
 of period, in
 thousands....... $1,996,709  $1,344,603  $939,471    $521,361   $305,034   $311,479    $413,497   $479,941   $328,189

Portfolio
 turnover rate...        68%        86%        72%        102%       147%        92%         46%        42%        35%(1)

---------------------

 *   Commencement of operations.
 + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.
(1)  Not annualized.
(2)  Annualized.

                          SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND TRUSTEES
OF MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Prime Income Trust (the "Trust"), formerly Prime Income Trust, at September 30, 1998, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the eight years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1998 by correspondence with the custodian and, with respect to senior collateralized loans, the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
NOVEMBER 2, 1998

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            SENIOR COLLATERALIZED TERM LOANS (a) (84.8%)
            ADVERTISING (0.9%)
$   12,000  Outdoor Systems, Inc. ......................................        7.53%     06/30/04  $    11,999,880
                                                                                                    ---------------
            AEROSPACE (1.5%)
     3,885  Fairchild Holding Corp. ....................................        8.91      07/28/00        3,884,882
     5,060  The Aerostructures Corp. ...................................        8.81      09/30/03        5,060,000
     1,840  The Aerostructures Corp. ...................................        9.06      09/30/04        1,839,982
     9,900  Tri-Star Aerospace Co. .....................................        9.00      09/30/03        9,900,396
                                                                                                    ---------------
                                                                                                         20,685,260
                                                                                                    ---------------
            AIR FREIGHT (1.8%)
     9,000  Atlas Freighter Leasing II, Inc. ...........................        7.97      05/29/04        8,999,820
     5,213  Evergreen International Aviation, Inc. .....................        8.66      05/31/02        5,212,448
     9,775  First Security Bank, National Association as Owner
              Trustee...................................................        8.72      05/07/03        9,774,120
                                                                                                    ---------------
                                                                                                         23,986,388
                                                                                                    ---------------
            AIRCRAFT & AEROSPACE (0.6%)
     8,706  Erickson Air-Crane Co. L.L.C. ..............................        9.16      12/31/04        8,706,163
                                                                                                    ---------------
            APPAREL (0.6%)
     4,475  Hosiery Corporation of America, Inc. .......................   8.94 to 9.13   07/31/01        4,472,328
       457  London Fog Industries, Inc. (b) ............................        0.00      05/31/02          434,531
     2,823  London Fog Industries, Inc. ................................        9.50+     05/31/02        2,681,831
       581  London Fog Industries, Inc..................................       12.50++    05/31/02          551,691
                                                                                                    ---------------
                                                                                                          8,140,381
                                                                                                    ---------------
            AUTO PARTS (0.7%)
     4,903  Hayes Wheels International, Inc. ...........................   8.47 to 8.50   07/31/04        4,902,987
     3,974  Hayes Wheels International, Inc. ...........................   8.72 to 8.75   07/31/05        3,973,751
                                                                                                    ---------------
                                                                                                          8,876,738
                                                                                                    ---------------
            AUTO PARTS - AFTER MARKET (1.6%)
    20,895  CSK Auto, Inc. .............................................        8.69      10/31/03       20,895,000
                                                                                                    ---------------
            BEVERAGES - SOFT DRINKS (0.7%)
     3,880  Select Beverages, Inc. .....................................   8.94 to 9.19   06/30/01        3,880,200
     5,820  Select Beverages, Inc. .....................................   9.19 to 9.38   06/30/02        5,819,419
                                                                                                    ---------------
                                                                                                          9,699,619
                                                                                                    ---------------
            BREWERS (1.7%)
     4,922  The Stroh Brewery, Co. .....................................        8.25      06/30/01        4,922,039
     3,200  The Stroh Brewery, Co. (Revolver)...........................  8.19 to 10.00   06/30/01        3,200,052

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
$   14,211  The Stroh Brewery, Co. .....................................  8.69 to 8.75%   06/30/03  $    14,210,630
                                                                                                    ---------------
                                                                                                         22,332,721
                                                                                                    ---------------
            BROADCAST MEDIA (1.7%)
     2,972  Benedek Broadcasting Corp. .................................       10.13      05/01/01        2,972,361
     3,267  Benedek Broadcasting Corp. .................................       10.63      11/01/02        3,267,568
     6,400  Chancellor Media Corp. .....................................        6.09      06/30/05        6,399,851
     1,949  Chancellor Media Corp. (Revolver)...........................   6.09 to 8.50   06/30/05        1,949,483
     8,614  River City Broadcasting, L.P. ..............................       10.25      12/31/99        8,614,433
                                                                                                    ---------------
                                                                                                         23,203,696
                                                                                                    ---------------
            BUILDING MATERIALS (1.7%)
    10,000  Falcon Buildings Products, Inc. ............................        8.66      06/30/05        9,999,900
    12,437  National Gypsum Co. ........................................   7.91 to 9.75   09/20/03       12,436,880
                                                                                                    ---------------
                                                                                                         22,436,780
                                                                                                    ---------------
            CABLE/CELLULAR (5.7%)
     5,955  Cable Systems International, Inc. ..........................        8.79      12/31/02        5,954,939
    10,000  Charter Communications Entertainment I, L.P. ...............        8.44      12/31/04        9,999,400
     9,238  Mobilemedia Communication Corp. ............................        8.22      06/30/02        8,221,808
     1,821  Mobilemedia Communication Corp. (Revolver)..................   8.22 to 8.29   06/30/02        1,620,294
     2,500  Mobilemedia Communication Corp. ............................        8.72      06/30/03        2,274,824
     5,000  Supercanal Holdings S.A. ...................................       11.69      12/30/97        5,000,100
    11,000  Supercanal Holdings S.A. ...................................       10.69      08/09/98       11,000,220
    20,000  Western Wireless Corp. .....................................   8.41 to 8.47   03/31/05       19,999,100
    13,200  UIH Latin America, Inc. ....................................       11.69      01/29/98       13,199,868
                                                                                                    ---------------
                                                                                                         77,270,553
                                                                                                    ---------------
            CHEMICALS - SPECIALTY (1.5%)
     3,929  Huntsman Specialty Chemicals Corp. .........................        8.25      03/15/04        3,928,571
     3,929  Huntsman Specialty Chemicals Corp. .........................        8.50      03/15/05        3,928,532
     5,000  Huntsman Corp. .............................................        8.00      06/30/04        5,000,050

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
$    6,983  Pioneer America Acquisitions, Corp. ........................  8.38 to 8.47%   12/05/06  $     6,981,873
                                                                                                    ---------------
                                                                                                         19,839,026
                                                                                                    ---------------
            COAL (1.0%)
     6,631  Alliance Coal Corp. ........................................        8.97      12/31/02        6,629,995
     7,425  Calciner Industries, Inc. ..................................        8.98      09/30/04        7,424,035
                                                                                                    ---------------
                                                                                                         14,054,030
                                                                                                    ---------------
            COMMERCIAL SERVICES (1.1%)
    14,925  Omni Services, Inc. ........................................        9.06      10/30/05       14,917,985
                                                                                                    ---------------
            COMMUNICATIONS -
            EQUIPMENT & SOFTWARE (1.8%)
     1,353  L - 3 Communications Corp. .................................   7.94 to 8.13   03/31/03        1,353,087
     2,489  L - 3 Communications Corp. .................................   8.19 to 8.38   03/31/05        2,488,938
     1,639  L - 3 Communications Corp. .................................   8.44 to 8.63   03/31/06        1,639,049
    12,391  Latin Communications, Inc. .................................   8.66 to 8.69   02/28/04       12,390,418
     6,000  Telex Communications, Inc. .................................        8.66      11/06/04        5,999,940
                                                                                                    ---------------
                                                                                                         23,871,432
                                                                                                    ---------------
            COMPUTER SERVICES (1.1%)
    15,000  DecisionOne Corp. ..........................................        8.47      08/07/04       14,997,750
                                                                                                    ---------------
            COMPUTERS - SYSTEMS (0.5%)
     6,100  Anacomp, Inc. ..............................................        8.66      03/31/01        6,100,000
                                                                                                    ---------------
            CONSUMER PRODUCTS (1.4%)
     9,476  Chattem, Inc. ..............................................        9.16      02/14/04        9,476,060
     8,978  Playtex Products, Inc. .....................................        7.19      09/15/03        8,976,872
                                                                                                    ---------------
                                                                                                         18,452,932
                                                                                                    ---------------
            CONVENIENCE STORE (1.0%)
     5,000  Caribbean Petroleum, L.P. ..................................        8.97      09/30/05        5,035,650
     8,467  Cumberland Farms, Inc. (Participation: Merrill Lynch & Co.,
              Inc.) (d).................................................        9.00      12/31/98        8,467,368
                                                                                                    ---------------
                                                                                                         13,503,018
                                                                                                    ---------------
            DRUG STORES (0.7%)
    10,000  Duane Reade, Inc. ..........................................       10.50      06/15/02       10,000,000
                                                                                                    ---------------
            ELECTRONIC & ELECTRICAL
            EQUIPMENT (0.7%)
     4,417  Amphenol Corp. .............................................   8.44 to 8.78   05/19/05        4,417,126
     4,536  Amphenol Corp. .............................................   8.94 to 9.28   05/19/06        4,536,379
                                                                                                    ---------------
                                                                                                          8,953,505
                                                                                                    ---------------
            ELECTRONICS (0.6%)
     2,258  Axsys Technologies, Inc. ...................................        9.44      04/25/02        2,258,386
     6,000  Details, Inc. ..............................................        8.75      01/31/02        5,999,700
                                                                                                    ---------------
                                                                                                          8,258,086
                                                                                                    ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            ENERGY TECHNOLOGY & EQUIPMENT (0.8%)
$   11,249  IRI International Corp. ....................................        8.94%     03/31/02  $    11,249,118
                                                                                                    ---------------
            ENTERTAINMENT & LEISURE TIME (0.8%)
    10,797  Six Flag Theme Parks, Inc. .................................        8.69      06/23/03       10,797,216
                                                                                                    ---------------
            FINANCE (1.9%)
    13,000  Blackstone Capital Company II, L.L.C. ......................        8.66      05/31/99       12,999,870
    13,000  Wasserstein/C & A Holdings, L.L.C. .........................        8.75      05/31/99       12,999,090
                                                                                                    ---------------
                                                                                                         25,998,960
                                                                                                    ---------------
            FOOD PROCESSING (1.1%)
    10,808  American Italian Pasta Co. .................................        9.44      02/27/04       10,807,716
     4,000  Southern Foods Group, L.P. .................................   8.69 to 8.88   03/04/06        3,999,964
                                                                                                    ---------------
                                                                                                         14,807,680
                                                                                                    ---------------
            FOOD SERVICES (2.6%)
     1,667  Ameriserve Food Distribution, Inc. .........................        8.69      06/30/04        1,666,667
     1,667  Ameriserve Food Distribution, Inc. .........................        8.94      06/30/05        1,666,667
     1,667  Ameriserve Food Distribution, Inc. .........................        9.19      06/30/06        1,666,667
     6,689  Rykoff-Sexton, Inc. ........................................        8.69      10/31/02        6,689,256
     3,209  Rykoff-Sexton, Inc. ........................................        8.94      04/30/03        3,209,492
    10,000  SC International Services, Inc. & Caterair International
              Corp. ....................................................        9.00      03/01/07       10,000,000
     6,617  Volume - Services, Inc. ....................................        9.00      12/31/02        6,616,072
     3,308  Volume - Services, Inc. ....................................        9.50      12/31/03        3,307,919
                                                                                                    ---------------
                                                                                                         34,822,740
                                                                                                    ---------------
            FOODS (0.4%)
     4,460  Leon's Bakery, Inc. ........................................   8.44 to 8.50   05/31/01        4,459,841
     1,180  Leon's Bakery, Inc. (Participation: Bankers Trust) (d)......   8.44 to 8.50   05/31/01        1,180,546
                                                                                                    ---------------
                                                                                                          5,640,387
                                                                                                    ---------------
            FOODS & BEVERAGES (1.6%)
     9,487  International Home Foods, Inc. .............................   7.91 to 9.75   09/30/04        9,487,050
     7,615  Van de Kamps, Inc. .........................................  8.72 to 10.50   04/30/03        7,614,278
     4,778  Van de Kamps, Inc. .........................................  8.97 to 10.75   09/30/03        4,777,353
                                                                                                    ---------------
                                                                                                         21,878,681
                                                                                                    ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            FUNERAL SERVICES (1.5%)
$    4,944  Prime Succession, Inc. .....................................        8.75%     08/01/03  $     4,942,192
     4,944  Prime Succession, Inc. (Participation: Goldman Sachs & Co.)
              (d).......................................................        8.75      08/01/03        4,942,192
     9,867  Rose Hills Co. .............................................        8.94      12/01/03        9,865,384
                                                                                                    ---------------
                                                                                                         19,749,768
                                                                                                    ---------------
            GAS - TRUCK STOP (0.5%)
     6,667  Petro Stopping Centers, L.P. ...............................        9.03      09/30/03        6,666,667
                                                                                                    ---------------
            HEALTHCARE (2.7%)
     7,205  Community Health Systems, Inc. .............................        9.00      12/31/03        7,205,479
     7,205  Community Health Systems, Inc. .............................        9.50      12/31/04        7,205,263
     5,425  Community Health Systems, Inc. .............................        9.75      12/31/05        5,424,441
     5,091  Interim Healthcare, Inc. ...................................       10.00      02/29/04        5,090,909
     1,909  Interim Healthcare, Inc. ...................................       10.50      02/28/05        1,909,091
     9,500  PrimeCare International, Inc. ..............................   9.09 to 9.25   02/28/02        9,498,860
                                                                                                    ---------------
                                                                                                         36,334,043
                                                                                                    ---------------
            HEALTHCARE - DIVERSIFIED (1.3%)
    17,500  Integrated Health Service, Inc. ............................        7.44      12/31/04       17,500,175
                                                                                                    ---------------
            HEATING & AIR CONDITIONING (1.9%)
    12,500  Goodman Manufacturing Co., L.P. & Amana Company, L.P. ......        7.75      09/30/04       12,500,250
    12,500  Goodman Manufacturing Co., L.P. & Amana Company, L.P. ......        8.00      09/30/05       12,500,250
                                                                                                    ---------------
                                                                                                         25,000,500
                                                                                                    ---------------
            HOTELS/MOTELS (1.4%)
     3,125  Capstar Hotel Co. ..........................................        7.47      06/30/04        3,124,844
     5,971  Doubletree Corp. ...........................................        7.94      05/15/04        5,970,694
     9,981  Interstate Hotels Corp. ....................................        7.94      06/25/04        9,981,681
                                                                                                    ---------------
                                                                                                         19,077,219
                                                                                                    ---------------
            HOUSEHOLD APPLIANCES (1.0%)
    12,959  Coinmach Corp. .............................................        8.44      06/30/04       12,958,080
                                                                                                    ---------------
            INSURANCE BROKERS (0.5%)
     7,400  Acordia, Inc. ..............................................        8.47      12/31/04        7,398,742
                                                                                                    ---------------
            MANUFACTURING (2.7%)
     5,714  Alliance Gaming Corp. ......................................  8.47 to 10.25   01/31/05        5,713,508
     2,286  Alliance Gaming Corp. ......................................  8.72 to 10.50   07/31/05        2,285,437
     4,610  Chatham Technologies, Inc. .................................        8.50      08/18/03        4,609,576

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
$    5,200  Chatham Technologies........................................        9.00%     08/18/05  $     5,199,376
     8,846  Desa International, Inc. ...................................        8.25      08/31/01        8,846,170
     9,508  Desa International, Inc. ...................................  8.75 to 10.25   02/28/03        9,507,898
                                                                                                    ---------------
                                                                                                         36,161,965
                                                                                                    ---------------
            MANUFACTURING - CONSUMER &
            INDUSTRIAL PRODUCTS (1.1%)
     4,571  C.S. Brooks Canada, Inc. ...................................        9.00      06/30/02        4,570,365
    10,156  C.S. Brooks Canada, Inc. ...................................        9.25      06/30/04       10,156,061
                                                                                                    ---------------
                                                                                                         14,726,426
                                                                                                    ---------------
            MANUFACTURING - DIVERSIFIED (2.7%)
     8,123  Adience, Inc. and Refraco Holdings, Ltd. ...................        8.69      04/15/05        8,122,500
     7,000  Doskocil Manufacturing Co. .................................        8.41      09/30/04        6,999,930
     5,636  Mettler-Toledo, Inc. .......................................        7.91      12/31/04        5,635,675
    10,857  Refraco, Inc. ..............................................        9.44      10/15/05       10,857,143
     4,721  Signature Brands, Inc. .....................................        8.38      08/15/01        4,719,656
                                                                                                    ---------------
                                                                                                         36,334,904
                                                                                                    ---------------
            MANUFACTURING - RENTAL
            CAREER APPAREL (0.5%)
     6,237  The William Carter Co. .....................................   8.72 to 8.88   10/30/03        6,235,910
                                                                                                    ---------------
            MEDICAL EQUIPMENT (0.9%)
       869  Hanger Orthopedic Group, Inc. ..............................        8.50      12/31/03          869,031
     1,003  JE Hanger, Inc. of Georgia..................................        8.50      12/31/03        1,002,721
     2,625  Medical Specialties Group, Inc. ............................  8.84 to 10.50   06/30/01        2,624,845
     7,205  Medical Specialties Group, Inc. ............................  9.59 to 11.25   06/30/04        7,204,114
                                                                                                    ---------------
                                                                                                         11,700,711
                                                                                                    ---------------
            MEDICAL PRODUCTS & SUPPLIES (2.0%)
     2,447  Alaris Medical Systems, Inc. ...............................   8.69 to 8.75   11/01/03        2,446,195
     2,447  Alaris Medical Systems, Inc. ...............................   9.19 to 9.25   11/01/04        2,446,170
     2,303  Alaris Medical Systems, Inc. ...............................   9.44 to 9.50   05/01/05        2,302,255
     2,177  Dade International, Inc. ...................................        7.94      12/31/01        2,177,419
     5,893  Dade International, Inc. ...................................   8.19 to 8.56   12/31/02        5,893,286
     5,893  Dade International, Inc. ...................................   8.44 to 8.81   12/31/03        5,893,259
     5,133  Dade International, Inc. ...................................        8.69      12/31/04        5,132,726
                                                                                                    ---------------
                                                                                                         26,291,310
                                                                                                    ---------------
            MEDICAL SERVICES (1.0%)
    10,000  SMT Health Services, Inc. ..................................        8.94      08/31/03       10,000,044
     4,000  Transportacion Ferroviaria Mexicana, S.A. de C.V............        9.75      12/23/02        3,999,960
                                                                                                    ---------------
                                                                                                         14,000,004
                                                                                                    ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            METALS & MINING (0.6%)
$    8,705  U.S. Silica Corp. ..........................................        8.97%     12/31/03  $     8,704,684
                                                                                                    ---------------
            MISCELLANEOUS (2.2%)
    16,000  Mafco Finance Corp. ........................................       10.16      03/20/99       15,999,680
     1,280  Mafco Finance Corp. (Revolver)..............................       10.16      03/20/99        1,279,971
    12,594  Pinnacle Brands, Inc. ......................................        8.97      05/29/02       12,591,735
                                                                                                    ---------------
                                                                                                         29,871,386
                                                                                                    ---------------
            PACKAGING & BOTTLING (0.4%)
     4,975  MPC Packaging Corp. ........................................        8.72      05/30/04        4,974,254
                                                                                                    ---------------
            PAPER (3.0%)
    12,405  Alabama Pine Pulp Co., Inc. ................................   6.85 to 6.98   12/31/02       10,706,099
     1,952  Crown Paper Co. ............................................        8.19      08/22/02        1,951,822
     2,468  Crown Paper Co. (Revolver)..................................  8.19 to 10.00   08/22/02        2,467,764
     9,899  Crown Paper Co. ............................................   9.00 to 9.25   08/22/03        9,899,267
     7,268  St. Laurent Paper Products Corp. ...........................   9.00 to 9.25   05/31/03        7,267,412
     7,732  St. Laurent Paper Products Corp. ...........................   9.25 to 9.50   05/31/04        7,731,147
                                                                                                    ---------------
                                                                                                         40,023,511
                                                                                                    ---------------
            PLASTICS (1.3%)
     7,905  Jet Plastica Industries, Inc. ..............................        8.31      12/31/02        7,905,405
     9,143  Jet Plastica Industries, Inc. ..............................        8.81      12/31/04        9,143,243
                                                                                                    ---------------
                                                                                                         17,048,648
                                                                                                    ---------------
            PRINTED CIRCUIT BOARDS (0.8%)
     6,953  Celestica, Inc. ............................................        8.75      04/22/03        6,952,777
     2,489  Circo Craft Technologies, Inc. .............................        8.66      06/30/04        2,488,611
     1,500  Circo Craft Technologies, Inc. .............................        9.16      06/30/05        1,499,985
                                                                                                    ---------------
                                                                                                         10,941,373
                                                                                                    ---------------
            PUBLISHING (1.3%)
    11,000  Cygnus Publishing, Inc. ....................................   8.50 to 8.59   06/05/05       10,998,515
     3,363  Von Hoffman Press, Inc. ....................................        8.47      05/30/04        3,361,962
     3,363  Von Hoffman Press, Inc. ....................................        8.72      05/30/05        3,361,962
                                                                                                    ---------------
                                                                                                         17,722,439
                                                                                                    ---------------
            PUBLISHING - BUSINESS (1.1%)
    14,375  Advanstar Communications, Inc. .............................        8.66      12/31/03       14,374,425
                                                                                                    ---------------
            PUBLISHING - NEWSPAPER (1.2%)
     5,000  21st Century Newspapers, Inc. ..............................        8.44      09/15/05        5,000,000
    11,000  Newsquest Media Group, Ltd. ................................        8.16      12/31/04       11,000,000
                                                                                                    ---------------
                                                                                                         16,000,000
                                                                                                    ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            RECORD & TAPE DISTRIBUTION (0.2%)
$    4,876  Camelot Music, Inc. (c).....................................       10.00%     02/28/01  $     3,022,500
                                                                                                    ---------------
            RESTAURANTS (0.6%)
     8,645  Houlihan's Restaurants, Inc. ...............................  9.54 to 11.00   04/15/04        8,644,913
                                                                                                    ---------------
            RETAIL - DEPARTMENT STORES (0.8%)
    10,198  The Caldor Corp. (Revolver).................................   6.69 to 8.75   12/31/98       10,198,312
                                                                                                    ---------------
            SEMICONDUCTORS (0.5%)
     7,417  Fairchild Semiconductor Corp. ..............................   8.75 to 9.04   03/11/03        7,416,695
                                                                                                    ---------------
            SPECIALTY PACKAGING (0.8%)
     5,880  Calmar, Inc. ...............................................  8.72 to 10.50   09/15/03        5,879,006
     4,410  Calmar, Inc. ...............................................  8.97 to 10.75   03/15/04        4,409,208
                                                                                                    ---------------
                                                                                                         10,288,214
                                                                                                    ---------------
            SPORTING GOODS (2.1%)
     4,117  E & S Holdings Corp. .......................................        7.91      09/30/03        4,117,606
       645  E & S Holdings Corp. (Revolver).............................   7.91 to 9.75   09/30/03          644,706
     7,000  E & S Holdings Corp. .......................................        8.41      09/30/04        6,999,973
     7,000  E & S Holdings Corp. .......................................        8.91      09/30/05        6,999,930
     4,000  E & S Holdings Corp. .......................................        9.41      03/30/06        3,999,960
       897  Worldwide Sports & Recreation, Inc. ........................        8.81      04/26/00          897,215
     4,903  Worldwide Sports & Recreation, Inc. ........................        9.25      04/26/01        4,902,921
                                                                                                    ---------------
                                                                                                         28,562,311
                                                                                                    ---------------
            SUPERMARKETS (2.0%)
     5,333  Itaperuna Participacoes S.A. ...............................       10.75      06/02/02        5,332,427
     1,173  Ralph's Grocery Company.....................................        7.50      02/15/03        1,173,321
       616  Ralph's Grocery Company (Revolver)..........................   7.44 to 7.50   02/15/03          615,981
     3,973  Ralph's Grocery Company.....................................        8.00      02/15/04        3,972,439
     6,903  Ralph's Grocery Company (Participation: Bankers Trust)
              (d).......................................................        8.00      02/15/04        6,902,726
     3,766  Star Markets Company, Inc. .................................        8.82      12/31/01        3,764,622
     2,818  Star Markets Company, Inc. .................................        9.32      12/31/02        2,817,463
     2,500  Star Markets Company, Inc. .................................        9.32      12/31/03        2,499,150
                                                                                                    ---------------
                                                                                                         27,078,129
                                                                                                    ---------------
            TEXTILES (0.5%)
     4,605  Joan Fabrics Corp. .........................................        8.84      06/30/05        4,604,158
     2,395  Joan Fabrics Corp. .........................................        9.34      06/30/06        2,394,114
                                                                                                    ---------------
                                                                                                          6,998,272
                                                                                                    ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON      MATURITY
THOUSANDS                                                                      RATE         DATE         VALUE
-------------------------------------------------------------------------------------------------------------------
            TOYS (1.1%)
$    7,223  Ritvik Toys, Inc. ..........................................        9.19%     02/08/03  $     7,223,045
     7,223  Ritvik Toys, Inc. ..........................................        9.69      02/08/04        7,222,973
                                                                                                    ---------------
                                                                                                         14,446,018
                                                                                                    ---------------
            WASTE DISPOSAL (0.4%)
     5,940  Allied Waste North America, Inc. ...........................   7.69 to 8.00   12/05/03        5,939,978
                                                                                                    ---------------
            WHOLESALE DISTRIBUTOR (1.4%)
    14,724  American Marketing Industries, Inc. ........................   9.13 to 9.19   11/29/02       14,724,623
     3,980  American Marketing Industries, Inc. ........................        9.19      11/30/03        3,980,000
                                                                                                    ---------------
                                                                                                         18,704,623
                                                                                                    ---------------
            WIRE & CABLE (1.0%)
    12,980  International Wire Group, Inc. .............................   7.72 to 7.82   09/30/03       12,979,328
                                                                                                    ---------------

            TOTAL SENIOR COLLATERIZED TERM LOANS
            (IDENTIFIED COST $1,142,983,932)......................................................    1,140,452,162
                                                                                                    ---------------

NUMBER OF
  SHARES
----------
            PREFERRED STOCK (b) (0.1%)
            APPAREL
   1,722K   London Fog Industries, Inc. (Series A-1) (Restricted) ++
              (IDENTIFIED COST $2,476,954).........................................................        1,222,422
                                                                                                     ---------------

            COMMON STOCKS (b) (0.0%)
            APPAREL (0.0%)
    1,291   London Fog Industries, Inc. (Restricted)...............................................        --
                                                                                                     ---------------
            FOOD SERVICES (0.0%)
    4,209   Flagstar Companies, Inc. (Restricted)..................................................            1,431
                                                                                                     ---------------

            TOTAL COMMON STOCKS
            (IDENTIFIED COST $60,507)..............................................................            1,431
                                                                                                     ---------------

PRINCIPAL
AMOUNT IN                                                                     COUPON       MATURITY
THOUSANDS                                                                      RATE          DATE
----------                                                                --------------   --------
            SHORT-TERM INVESTMENTS (13.8%)
            COMMERCIAL PAPER (e) (5.9%)
            FINANCE - CONSUMER (3.7%)
$   50,000  American Express Credit Corp. (f)...........................          5.60%    10/01/97       50,000,000
                                                                                                     ---------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1997, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON       MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            FINANCE - DIVERSIFIED (2.2%)
$   30,000  General Electric Capital Corp. .............................          5.78%    10/03/97  $    29,990,367
                                                                                                     ---------------

            TOTAL COMMERICAL PAPER
            (AMORTIZED COST $79,990,367)...........................................................       79,990,367
                                                                                                     ---------------

            U.S. GOVERNMENT AGENCY (e) (f) (5.2%)
    70,000  Federal National Mortgage Assoc. (AMORTIZED COST
              $69,989,383)..............................................          5.46     10/02/97       69,989,383
                                                                                                     ---------------

            REPURCHASE AGREEEMENT (2.7%)
    35,607  The Bank of New York (dated 09/30/97; proceeds $35,612,669;)
              (IDENTIFIED COST $35,607,476) (g).........................          5.25     10/01/97       35,607,476
                                                                                                     ---------------

            TOTAL SHORT-TERM INVESTMENTS
            (IDENTIFIED COST $185,587,226).........................................................      185,587,226
                                                                                                     ---------------

            TOTAL INVESTMENTS
            (IDENTIFIED COST $1,331,108,619) (h).........................................    98.7%      1,327,263,241

            CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES...............................     1.3          17,339,981
                                                                                           --------   ---------------

            NET ASSETS...................................................................   100.0%    $ 1,344,603,222
                                                                                           --------   ---------------
                                                                                           --------   ---------------

---------------------

 K   In thousands.
 + Accrues interest at a rate of prime plus 1% with 3% paid in cash and the remainder to be paid-in-kind; converts to prime plus 1 percent cash payment on May 31, 2000.
++   Payment-in-kind security.
(a) Floating rate securities. Interest rates shown are those in effect at September 30, 1997.
(b)  Non-income producing securities.
(c)  Non-income producing security; issuer in bankruptcy.
(d) Participation interests were acquired through the financial institutions indicated parenthetically.
(e) Securities were purchased on a discount basis. The interest rates shown have been adjusted to reflect a money market equivalent yield.
(f) All or a portion of these securities are segregated in connection with unfunded loan commitments.
(g) Collateralized by $35,012,159 U.S. Treasury Note 6.75% due 05/31/99 valued at $36,319,625 and $244 U.S. Treasury Bond 11.625% due 11/15/04 valued at
     $331.
(h) The aggregate cost for federal income tax purposes approximates identified cost. The aggregate gross unrealized appreciation is $779,103 and the aggregate gross unrealized depreciation is $4,624,481, resulting in net unrealized depreciation of $3,845,378.

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1997

ASSETS:
Investments in securities, at value
  (identified cost $1,331,108,619)..........................................................  $1,327,263,241
Cash........................................................................................      12,028,239
Receivable for:
    Interest................................................................................       7,764,950
    Shares of beneficial interest sold......................................................       4,053,596
    Investments sold........................................................................         245,000
Prepaid expenses and other assets...........................................................         434,146
                                                                                              --------------

     TOTAL ASSETS...........................................................................   1,351,789,172
                                                                                              --------------

LIABILITIES:
Payable for:
    Dividends to shareholders...............................................................       1,225,158
    Investment advisory fee.................................................................       1,022,134
    Administration fee......................................................................         294,181
Accrued expenses and other payables.........................................................         269,016
Deferred loan fees..........................................................................       4,375,461
Commitment and contingencies (Note 7).......................................................        --
                                                                                              --------------

     TOTAL LIABILITIES......................................................................       7,185,950
                                                                                              --------------

     NET ASSETS.............................................................................  $1,344,603,222
                                                                                              --------------
                                                                                              --------------

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................................................  $1,348,358,142
Net unrealized depreciation.................................................................      (3,845,378)
Accumulated undistributed net investment income.............................................         526,876
Accumulated net realized loss...............................................................        (436,418)
                                                                                              --------------

     NET ASSETS.............................................................................  $1,344,603,222
                                                                                              --------------
                                                                                              --------------

NET ASSET VALUE PER SHARE,
  135,154,983 SHARES OUTSTANDING (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)............           $9.95
                                                                                              --------------
                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1997

NET INVESTMENT INCOME:

INCOME
Interest......................................................................................  $ 97,732,391
Facility, amendment and other loan fees.......................................................     4,137,689
Other income..................................................................................       441,233
                                                                                                ------------

     TOTAL INCOME.............................................................................   102,311,313
                                                                                                ------------

EXPENSES
Investment advisory fee.......................................................................     9,981,012
Administration fee............................................................................     2,862,062
Professional fees.............................................................................       978,890
Facility fees.................................................................................       971,755
Transfer agent fees and expenses..............................................................       600,085
Shareholder reports and notices...............................................................       269,479
Registration fees.............................................................................       204,234
Custodian fees................................................................................        76,302
Trustees' fees and expenses...................................................................        15,441
Other.........................................................................................       102,538
                                                                                                ------------

     TOTAL EXPENSES...........................................................................    16,061,798
                                                                                                ------------

     NET INVESTMENT INCOME....................................................................    86,249,515
                                                                                                ------------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized gain.............................................................................     3,073,930
Net change in unrealized depreciation.........................................................    (3,410,252)
                                                                                                ------------

     NET LOSS.................................................................................      (336,322)
                                                                                                ------------

NET INCREASE..................................................................................  $ 85,913,193
                                                                                                ------------
                                                                                                ------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                       FOR THE YEAR         FOR THE YEAR
                                                          ENDED                ENDED
                                                    SEPTEMBER 30, 1997   SEPTEMBER 30, 1996
-------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income.............................    $   86,249,515        $ 55,337,469
Net realized gain (loss)..........................         3,073,930          (1,507,802)
Net change in unrealized depreciation.............        (3,410,252)         (2,222,920)
                                                    ------------------   ------------------

     NET INCREASE.................................        85,913,193          51,606,747

Dividends from net investment income..............       (84,598,513)        (55,512,316)
Net increase from transactions in shares of
  beneficial interest.............................       403,817,997         422,015,153
                                                    ------------------   ------------------

     NET INCREASE.................................       405,132,677         418,109,584

NET ASSETS:
Beginning of period...............................       939,470,545         521,360,961
                                                    ------------------   ------------------

     END OF PERIOD
    (INCLUDING UNDISTRIBUTED NET INVESTMENT INCOME
    OF $526,876 AND $238,827, RESPECTIVELY).......    $1,344,603,222        $939,470,545
                                                    ------------------   ------------------
                                                    ------------------   ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1997

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income..............................................................  $       86,249,515
Adjustments to reconcile net investment income to net cash provided by operating activities:
Increase in receivables and other assets related to operations.....................          (1,042,457)
Increase in payables related to operations.........................................             492,678
Net loan fees received.............................................................           4,280,984
Amortization of loan fees..........................................................          (5,540,967)
Accretion of discounts.............................................................          (1,146,844)
                                                                                     ------------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES.....................................          83,292,909
                                                                                     ------------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments...........................................................      (1,112,239,537)
Principal repayments/sales of investments..........................................         846,513,445
Net purchases of short-term investments............................................        (128,720,350)
                                                                                     ------------------

     NET CASH USED FOR INVESTING ACTIVITIES........................................        (394,446,442)
                                                                                     ------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold.................................................         450,036,220
Shares tendered....................................................................         (86,013,853)
Dividends from net investment income (net of reinvested dividends of
 $39,655,716)......................................................................         (44,549,772)
                                                                                     ------------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES.....................................         319,472,595
                                                                                     ------------------

NET INCREASE IN CASH...............................................................           8,319,062

CASH BALANCE AT BEGINNING OF YEAR..................................................           3,709,177
                                                                                     ------------------

CASH BALANCE AT END OF YEAR........................................................  $       12,028,239
                                                                                     ------------------
                                                                                     ------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997

1. ORGANIZATION AND ACCOUNTING POLICIES

Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrower") to enable the Trust to properly value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures, adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for the Senior Loans existed; (2) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (4) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997, CONTINUED

sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan, and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997, CONTINUED

distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. INVESTMENT ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement with Dean Witter InterCapital Inc. (the "Investment Adviser"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million and 0.85% to the portion of the daily net assets exceeding $500 million.

Under the terms of the Agreement, in addition to managing the Trust's investments, the Investment Adviser pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Adviser.

3. ADMINISTRATION AGREEMENT

Pursuant to an Administration Agreement with Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Adviser, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 1997 aggregated $1,112,239,537 and $846,758,445, respectively.

Shares of the Trust are distributed by Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Adviser and Administrator. Pursuant to a Distribution Agreement between the Trust,

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997, CONTINUED

the Investment Adviser and the Distributor, the Investment Adviser compensates the Distributor at a rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Adviser will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. An early withdrawal charge payable to the Investment Adviser to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 1997, the Investment Adviser has informed the Trust that it received approximately $1,296,000 in early withdrawal charges.

Dean Witter Trust FSB, an affiliate of the Investment Adviser and Administrator, is the Trust's transfer agent. At September 30, 1997, the Trust had transfer agent fees and expenses payable of approximately $7,000.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1997 included in Trustees' fees and expenses in the Statement of Operations amounted to $5,567. At September 30, 1997, the Trust had an accrued pension liability of $48,094 which is included in accrued expenses in the Statement of Assets and Liabilities.

5. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                 SHARES           AMOUNT
                                                              -------------   ---------------
Balance, September 30, 1995.................................     52,197,974   $   522,524,992
Shares sold.................................................     45,304,780       451,573,849
Shares issued to shareholders for reinvestment of
 dividends..................................................      2,706,326        26,959,275
Shares tendered (four quarterly tender offers)..............     (5,673,770)      (56,517,971)
                                                              -------------   ---------------
Balance, September 30, 1996.................................     94,535,310       944,540,145
Shares sold.................................................     45,281,310       450,176,134
Shares issued to shareholders for reinvestment of
 dividends..................................................      3,988,872        39,655,716
Shares tendered (four quarterly tender offers)..............     (8,650,509)      (86,013,853)
                                                              -------------   ---------------
Balance, September 30, 1997.................................    135,154,983   $ 1,348,358,142
                                                              -------------   ---------------
                                                              -------------   ---------------

On October 23, 1997, the Trustees approved a tender offer to purchase up to 4 million shares of beneficial interest to commence on November 19, 1997.

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997, CONTINUED

6. FEDERAL INCOME TAX STATUS

During the year ended September 30, 1997, the Trust utilized approximately $3,527,000 of its net capital loss carryover. At September 30, 1997, the Trust had a net capital loss carryover of approximately $208,000 available through September 30, 2004 to offset future capital gains to the extent provided by regulations.

As of September 30, 1997, the Trust had temporary book/tax differences primarily attributable to dividends payable and permanent book/tax differences attributable to tax adjustments on revolver loans sold by the Trust. To reflect reclassifications arising from the permanent differences, accumulated undistributed net investment income was charged and accumulated net realized loss was credited $1,362,953.

7. COMMITMENTS AND CONTINGENCIES

As of September 30, 1997, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                      UNFUNDED
BORROWER                                                             COMMITMENT
-----------------------------------------------------------------  --------------
American Italian Pasta Co........................................  $    6,000,000
Caldor Corp......................................................       7,131,181
Capstar Hotels Company...........................................       3,125,000
Chancellor Media Corp............................................       3,650,500
Chatham Technologies.............................................       5,189,917
ComNet Cellular..................................................      15,000,000
Crown Paper Co...................................................       5,244,074
Dade International, Inc..........................................       2,693,548
E & S Holdings Corp..............................................       5,237,647
Fairchild Holding Corp...........................................       4,365,079
Hard Rock Hotel..................................................       8,000,000
Jet Plastica Industries..........................................       2,702,703
Leons Bakery, Inc................................................       2,529,412
Mafco Finance Corp...............................................       2,720,000
Ralph's Grocery Company, Inc.....................................       1,290,667
Stroh Brewery, Inc...............................................         550,000
UIH Latin America................................................       1,800,000
                                                                   --------------
                                                                   $   77,229,728
                                                                   --------------
                                                                   --------------

Total value of securities segregated for unfunded loan commitments were $81,989,383.

8. FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK

When the Trust purchases a Participation, the Trust typically enters into a contractual relationship with the Lender or third party selling such Participation ("Selling Participant"), but not with the

PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1997, CONTINUED

Borrower. As a result, the Trust assumes the credit risk of the Borrower, the Selling Participant and any other persons interpositioned between the Trust and the Borrower ("Intermediate Participants") and the Trust may not directly benefit from the collateral supporting the Senior Loan in which it has purchased the Participation. Because the Trust will only acquire Participations if the Selling Participant and each Intermediate Participant is a financial institution, the Trust may be considered to have a concentration of credit risk in the banking and brokerage industry. At September 30, 1997, such Participations had a fair value of $21,492,832.

The Trust will only invest in Senior Loans where the Investment Adviser believes that the Borrower can meet debt service requirements in a timely manner and where the market value of the collateral at the time of investment equals or exceeds the amount of the Senior Loan. In addition, the Trust will only acquire Participations if the Selling Participant, and each Intermediate Participant, is a financial institution which meets certain minimum creditworthiness standards.

PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                                                   FOR THE
                                                                                                    PERIOD
                                                                                                   NOVEMBER
                                                                                                  30, 1989*
                                         FOR THE YEAR ENDED SEPTEMBER 30,                          THROUGH
                  ------------------------------------------------------------------------------  SEPTEMBER
                     1997       1996       1995        1994       1993       1992        1991      30, 1990
------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING
PERFORMANCE:

Net asset value,
 beginning of
 period.......... $    9.94   $   9.99   $  10.00   $    9.91   $   9.99   $  10.00   $   10.00   $   10.00
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

Net investment
 income..........      0.75       0.74       0.82        0.62       0.55       0.62        0.84        0.74
Net realized and
 unrealized gain
 (loss)..........    --          (0.04)      0.01        0.09      (0.08)     (0.01)     --           (0.01)
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

Total from
 investment
 operations......      0.75       0.70       0.83        0.71       0.47       0.61        0.84        0.73
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

Less dividends
 and
 distributions
 from:
   Net investment
   income........     (0.74)     (0.75)     (0.81)      (0.62)     (0.55)     (0.62)      (0.84)      (0.73)
   Net realized
   gain..........    --          --         (0.03)     --          --         --         --          --
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

Total dividends
 and
 distributions...     (0.74)     (0.75)     (0.84)      (0.62)     (0.55)     (0.62)      (0.84)      (0.73)
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

Net asset value,
 end of period... $    9.95   $   9.94   $   9.99   $   10.00   $   9.91   $   9.99   $   10.00   $   10.00
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------
                  ----------  ---------  ---------  ----------  ---------  ---------  ----------  ----------

TOTAL INVESTMENT
 RETURN+.........      7.78%      7.25%      8.57%       7.32%      4.85%      6.23%       8.77%       7.57%(1)

RATIOS TO AVERAGE
NET ASSETS:
Expenses.........      1.40%      1.46%      1.52%       1.60%      1.45%      1.47%       1.52%       1.48%(2)

Net investment
 income..........      7.53%      7.50%      8.11%       6.14%      5.53%      6.14%       8.23%       8.95%(2)

SUPPLEMENTAL DATA:
Net assets, end
 of period, in
 thousands....... $1,344,603   $939,471   $521,361    $305,034   $311,479   $413,497    $479,941   $328,189

Portfolio
 turnover rate...        86%        72%       102%        147%        92%        46%         42%         35%(1)

---------------------

 *   Commencement of operations.
 + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period.
     Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.
(1)  Not annualized.
(2)  Annualized.

                          SEE NOTES TO FINANCIAL STATEMENTS

PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND TRUSTEES
OF PRIME INCOME TRUST

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Prime Income Trust (the "Trust") at September 30, 1997, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the seven years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1997 by correspondence with the custodian and, with respect to senior collateralized loans, the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

As explained in Note 1, the financial statements include senior collateralized loans valued at $1,140,452,162 (85 percent of net assets), which values have been estimated by the Trustees in the absence of readily ascertainable market values. Those estimated values may differ significantly from the values that would have been used had a ready market for the senior collateralized loans existed, and the differences could be material.

PRICE WATERHOUSE LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
NOVEMBER 12, 1997